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                                                                   Exhibit 10.23

                   PROMISSORY NOTE SECURED BY PLEDGE OF STOCK

$300,000                                                       February 27, 2001

On May 11, 2005, for value received, I, Michael J. Snyder ("Maker") promise to pay to the order of Red Robin International, Inc. ("Payee"), at 5575 DTC Parkway, Suite 110, Englewood, Colorado 80111, or at such other place as Payee may direct in writing prior to the due date, the sum of $300,000, with interest at 6.62 percent per annum compounded annually. If Payee achieves cumulative EBITDA for the 2001 and 2002 fiscal years of Payee of at least $46,983,000, all interest accrued under this Promissory Note shall be forgiven, and no additional interest shall accrue after the end of Payee's fiscal year 2002. Any amount unpaid when due shall bear interest at the greater of: (a) 6.62 percent per annum, or (b) the lower of the prime rate published in the Wall Street Journal (New York Edition) plus 2 percent per annum, or the highest rate that may be charged by law. Borrower may pre-pay this note in whole or in part at any time without penalty.

Pursuant to that certain Pledge Agreement dated June 30, 2000, between Payee, as holder of the pledge, and Maker, as maker of the pledge, Maker has deposited with Payee as collateral security for payment of a Promissory Note in favor of Payee in the amount of $300,000, dated June 30, 2000, 150,000 shares of common stock of Red Robin International, Inc. Pursuant to a certain Pledge Agreement dated February 27, 2001, between Payee, as holder of the pledge, and Maker, as maker of the pledge, Maker has agreed that said common stock shall also be pledged to Payee as collateral security for payment of this Promissory Note. If Maker sells all or any portion of the shares of the common stock held by Payee (other than a sale which is a Permitted Transfer to a Related Transferee, as defined in the Shareholders Agreement, dated May 11, 2000, to which Maker is a party), the proceeds from the sale of the Shares after deduction of any taxes due thereon shall be paid to Payee and applied to the sums due under this Promissory Notes.

The whole of the principal and any unpaid interest due under this Promissory Note shall immediately become due and payable to Payee upon the earlier of: (a) the due date stated above, or (b) the date Payee terminated Maker's employment for Cause, or the date Maker terminates his employment other than for Substantial Breach (as defined in the Employment Agreement described below) by Payee, (c) at such time as Maker becomes insolvent, (d) upon the appointment of an assignee for the benefit of creditors or of a receiver, trustee, or custodian for Maker, (e) the filing of a petition under any provision of the Bankruptcy Code either by or against Maker, or (f) at such time as Maker is unable to meet his obligations as they become due, without demand for payment and without notice to Maker.

Payee may transfer this Promissory Note to any other person, firm, or corporation, and may deliver the collateral to the transferee of such Promissory Note, who shall thereupon become vested with all the powers and rights given to the Payee in respect thereto, and Payee shall thereafter be forever relieved and discharged from any responsibility or

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liability in the matter.

In any action brought to enforce or to interpret this Promissory Note, the prevailing party in such action shall be entitled to recover from the losing party the prevailing party's reasonable attorney's fees.

Maker hereby waives notice of dishonor and protest, presentment, and of impairment of recourse or collateral.

Capitalized terms used in this Promissory Note and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement between Red Robin International, Inc. and Michael J. Snyder, dated May 11, 2000, or in the other documents referred to therein.

This Promissory Note shall be enforced and interpreted under the laws of the state of Colorado. Any action brought to enforce or to interpret this Promissory Note shall be brought in the state or Federal court of appropriate jurisdiction closest to Payee's headquarters at the time the action is commenced.


Michael J. Snyder
-----------------
Michael J. Snyder

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